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                                                                     EXHIBIT 3.6

                                    FORM OF

                        FIFTH CERTIFICATE OF AMENDMENT

                                     TO THE

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          CYPRESS COMMUNICATIONS, INC.

     CYPRESS COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST:    This Fifth Certificate of Amendment amends the Amended and
     -----
Restated Certificate of Incorporation of the Corporation, as amended (the "Amended and Restated Certificate"), and (i) was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of Sections 242 of the Delaware General Corporation Law (the "DGCL"),
(ii) was declared by the Board of Directors to be advisable and in the best interests of the Corporation and was directed by the Board of Directors to be submitted to and considered by the stockholders of the Corporation entitled to vote thereon in accordance with the DGCL and (iii) was duly adopted by the stockholders in accordance with the provisions of the DGCL and the terms of the Amended and Restated Certificate.

     SECOND:   Article III of the Amended and Restated Certificate is hereby
     ------
deleted in its entirety and replaced with the following Article:

                                  "ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL")."

     THIRD:    Article IV of the Amended and Restated Certificate is hereby
     -----
deleted in its entirety and replaced with the following Article:

                                  "ARTICLE IV

                                 Capital Stock
                                 -------------

     The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Seventy-Eight Million Three Hundred
Forty Thousand Eight Hundred Fifty-Four and 32/100 (178,340,854.32) shares, of which (i) One Hundred Fifty Million (150,000,000) shares shall be Common Stock, par value $.001 per share (the "Common Stock"), (ii) One Million Two Hundred Eleven Thousand One Hundred Forty (1,211,140) shares shall be Series A Preferred Stock, par value $.001 per share (the "Series A Preferred"), (iii) One Million Three Hundred Thirty-Nine Thousand Five Hundred Seventy-Five (1,339,575) shares shall be Series B Preferred Stock, par value $.001 per share (the "Series B Preferred"), (iv) Five

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Hundred Seventy-Nine Thousand Six Hundred Thirteen (579,613) shares shall be
Series B-1 Preferred Stock, par value $.001 per share (the "Series B-1 Preferred"), (v) Four Million Two Hundred Ten Thousand Five Hundred Twenty-Six and 32/100 (4,210,526.32) shares shall be Series C Preferred Stock, par value $.001 per share (the "Series C Preferred"), (vi) zero (0) shares shall be Series C-1 Preferred Stock, par value $.001 per share (the "Series C-1 Preferred"),
(vii) One Million (1,000,000) shares shall be Series Z Junior Participating Cumulative Preferred Stock, par value $.001 per share (the "Series Z Preferred Stock"), and (viii) Twenty Million (20,000,000) shares shall be undesignated preferred stock, par value $.001 per share (the "Undesignated Preferred Stock"). The Series A Preferred, the Series B Preferred, the Series B-1 Preferred, the Series C Preferred and the Series C-1 Preferred are sometimes collectively referred to herein as the "Senior Preferred." The Senior Preferred, the Series Z Preferred Stock and the Undesignated Preferred Stock are sometimes collectively referred to herein as the "Preferred Stock."

     Except as otherwise restricted by this Amended and Restated Certificate of Incorporation, as amended (this "Certificate"), the Board of Directors of the Corporation (the "Board of Directors") may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by this Certificate to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in this Certificate to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and the manner of disposition of such authorized but unissued capital stock.

     Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Preferred Stock (subject to the terms of the Senior Preferred and the Series Z Preferred Stock and except as otherwise provided in any certificate of designation of any series of Undesignated Preferred Stock).

     The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

                                A. Common Stock
                                   ------------

     Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

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          (a) the holders of the Common Stock shall have the exclusive right to vote for the election of Directors and on all other matters requiring stockholder action, each share being entitled to one vote;

          (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

          (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

                              B.  Senior Preferred
                                  ----------------

     The shares of Senior Preferred shall have the respective rights and preferences set forth in the Second Amended Certificate of Designation of Series A Preferred Stock, Amended Certificate of Designation of Series B Preferred Stock and Series B-1 Preferred Stock, and Certificate of Designation of Series C Preferred Stock and Series C-1 Preferred Stock, as amended, attached hereto as Exhibit A and incorporated herein by reference.
---------

                          C.  Series Z Preferred Stock
                              ------------------------

     1.   Designation and Amount. The total number of shares of Series Z
          ----------------------
Preferred Stock which the Corporation shall have authority to issue is [number spelled out] ([number]) shares.

     2.   Dividends and Distributions.
          ---------------------------

          (a) (i) Subject to the rights of the holders of any shares of any series of Undesignated Preferred Stock (or any similar stock) ranking prior and superior to the Series Z Preferred Stock with respect to dividends, the holders of shares of Series Z Preferred Stock, in preference to the holders of shares of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series Z Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly

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Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment
Date, since the first issuance of any share or fraction of a share of Series Z Preferred Stock. The multiple of cash and non-cash dividends declared on the Common Stock to which holders of the Series Z Preferred Stock are entitled, which shall be 1,000 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall at any time after February __, 2000 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of shares of Series Z Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (ii) Notwithstanding anything else contained in this paragraph
(a), the Corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series Z Preferred Stock as provided in this paragraph (a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series Z Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (b) Dividends shall begin to accrue and be cumulative on outstanding shares of Series Z Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series Z Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series Z Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series Z Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of shares of Series Z Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

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     3.   Voting Rights.  In addition to any other voting rights required by
          -------------
law, the holders of shares of Series Z Preferred Stock shall have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, each share of Series Z Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of a share of Series Z Preferred Stock is entitled to cast, which shall initially be 1,000 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series Z Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein or by law, the holders of shares of Series Z Preferred Stock and the holders of shares of Common Stock and the holders of shares of any other capital stock of this Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c) Except as otherwise required by applicable law or as set forth herein, holders of Series Z Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4.   Certain Restrictions.
          --------------------

          (a) Whenever dividends or distributions payable on the Series Z Preferred Stock as provided in Section C.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series Z Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                     up) to the Series Z Preferred Stock;

                                       5
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               (ii)  declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Z Preferred Stock, except dividends paid ratably on the Series Z Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) except as permitted in subsection C.4(a)(iv) below, redeem, purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Z Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series Z Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series Z Preferred Stock, or any shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Z Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subsection (a) of this Section C.4, purchase or otherwise acquire such shares at such time and in such manner.

     5.   Reacquired Shares.  Any shares of Series Z Preferred Stock purchased
          -----------------
or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

     6.   Liquidation, Dissolution or Winding Up.  Upon any liquidation
          --------------------------------------
(voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (x) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Z Preferred Stock unless, prior thereto, the holders of shares of Series Z Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000.00 per share or
(2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (y) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Z Preferred Stock, except distributions made ratably on the Series Z Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of Series Z Preferred Stock were entitled immediately prior to such event under clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Neither the consolidation of nor merging of the Corporation with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section C.6.

     7.   Consolidation, Merger, etc.  In case the Corporation shall enter into
          --------------------------
any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series Z Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series Z Preferred Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series Z Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                       7
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     8.   Redemption.  The shares of Series Z Preferred Stock shall not be
          ----------
redeemable; provided, however, that the foregoing shall not limit the ability of the Corporation to purchase or otherwise deal in such shares to the extent otherwise permitted hereby and by law.

     9.   Ranking.  Unless otherwise expressly provided in this Certificate or a
          -------
certificate of designations relating to any other series of Undesignated Preferred Stock, the Series Z Preferred Stock shall rank junior to every other series of Preferred Stock previously or hereafter authorized, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Stock.

     10.  Amendment.  This Certificate shall not be amended in any manner which
          ---------
would materially alter or change the powers, preferences or special rights of the Series Z Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series Z Preferred Stock, voting separately as a class.

     11.  Fractional Shares.  Series Z Preferred Stock may be issued in whole
          -----------------
shares or in any fraction of a share that is one one-thousandth (1/1,000th) of a share or any integral multiple of such fraction, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series Z Preferred Stock. In lieu of fractional shares, the Corporation may elect to make a cash payment as provided in the Shareholder Rights Agreement, dated February __, 2000, between the Corporation and State Street Bank & Trust Company, for fractions of a share other than one one-thousandth (1/1,000th) of a share or any integral multiple thereof.

                        D.  Undesignated Preferred Stock
                            ----------------------------

     1.   Authority to Issue.  The total number of shares of Undesignated
          ------------------
Preferred Stock which the Corporation shall have authority to issue is [number spelled out] ([number]) shares. Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

     2.   Powers, Preferences, Rights, Qualifications, Limitations and
          ------------------------------------------------------------
Restrictions of Each Series of Undesignated Preferred Stock.  The Board of
-----------------------------------------------------------
Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the fullest extent permitted by law:

               (a) The distinctive serial designation and the number of shares constituting such series;

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               (b)  The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

               (c) The voting rights and powers, full or limited, if any, of the shares of such series;

               (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

               (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

               (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               (h) The consideration for which the shares of such series shall be issued;

               (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

               (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable."

     FOURTH: Article V, Article VI, Article VII, Article VIII, Article IX,
     ------
Article X and Article XI are deleted in their entirety and replaced with the following Articles:

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                                  "ARTICLE V

                               Stockholder Action
                               ------------------

     1.   Action without Meeting.  Except as otherwise provided herein, any
          ----------------------
action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

     2.   Special Meetings.  Except as otherwise required by statute and subject
          ----------------
to the rights, if any, of the holders of any series or class of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

                                   ARTICLE VI

                                   Directors
                                   ---------

     1.   General.  The business and affairs of the Corporation shall be managed
          -------
by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     2.   Election of Directors.  Election of Directors need not be by written
          ---------------------
ballot unless the By-laws of the Corporation shall so provide.

     3.   Terms of Directors.  The number of Directors of the Corporation shall
          ------------------
be fixed solely by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series or class of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Ward C. Bourdeaux, Jr., William P. Egan and Jeffrey H. Schutz; the initial Class II Directors of the Corporation shall be Laurence S. Grafstein, Randall A. Hack and P. Eric Yopes; and the initial Class III Directors of the Corporation shall be R. Stanley Allen and John C. Halsted. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors

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elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series or classes of Preferred Stock shall have the right, voting separately as a series or class or together with holders of other such series or classes, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article VI.3.

     4.   Vacancies.  Subject to the rights, if any, of the holders of any
          ---------
series or class of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned;

provided, however, that no decrease in the number of Directors shall shorten the
--------  -------
term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

     5.   Removal.  Subject to the rights, if any, of any series or class of
          -------
Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least thirty (30) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting.

                                  ARTICLE VII

                            Limitation of Liability
                            -----------------------

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for

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liability (a) for any breach of the Director's duty of loyalty to the
Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII

                              Amendment of By-laws
                              --------------------

     1.   Amendment by Directors.  Except as otherwise provided by law, the By-
          ----------------------
laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     2.   Amendment by Stockholders.  The By-laws of the Corporation may be
          -------------------------
amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of
                                   --------  -------
Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

                                   ARTICLE IX

                   Amendment of Certificate of Incorporation
                   -----------------------------------------

     The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Certificate shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of
         --------  -------
the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article IX or Article X of this Certificate.

                                   ARTICLE X

                             Business Combinations
                             ---------------------

     The Corporation elects to be governed by the provisions of Section 203 of the DGCL."

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the Corporation has caused this Fifth Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by R. Stanley Allen, its Chief Executive Officer, this ____ day of February, 2000, which signature constitutes the affirmation or acknowledgment of such officer, under penalties of perjury, that this instrument is the act and deed of the Corporation, and that the facts stated therein are true.


                                    CYPRESS COMMUNICATIONS, INC.


                                    By:__________________________
                                       R. Stanley Allen
                                       Chief Executive Officer

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